UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

Enovis Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Colfax Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2022 (the “Distribution Date”), after market close of the New York Stock Exchange (“NYSE”), the previously announced separation (the “Separation”) of ESAB Corporation (“ESAB”) from Enovis Corporation (formerly known as Colfax Corporation) (“Enovis” or the “Company”) was completed. The Separation of ESAB, which comprises the fabrication technology business, from Enovis, which comprises the specialty medical technology business, was achieved through the Company’s pro rata distribution of 90% of the outstanding shares of ESAB common stock to holders of record of Enovis common stock as of the close of business on March 22, 2022 (the “Record Date“). Each holder of record of Enovis common stock received one share of ESAB common stock for every three shares of Enovis common stock held at the close of business on the Record Date (the “Distribution”). In lieu of fractional shares of ESAB, stockholders of Enovis will receive cash. In connection with the Separation, ESAB made a cash distribution of approximately $1.2 billion to Enovis. Following the completion of the Separation, Colfax Corporation changed its name to Enovis Corporation and, as of April 5, 2022, the Company’s common stock began trading under the new ticker symbol “ENOV.” On April 5, 2022, ESAB’s common stock began trading on the NYSE under the ticker symbol “ESAB.”

In connection with the Separation, the Company entered into several agreements with ESAB on the Distribution Date that, among other things, provides a framework for the Company’s relationship with ESAB after the Separation, including the following agreements:

•	Separation and Distribution Agreement;

•	Transition Services Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement;

•	Intellectual Property Matters Agreement;

•	EBS License Agreement; and

•	Stockholder’s and Registration Rights Agreement.

A summary of certain material features of the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property Matters Agreement, the EBS License Agreement and the Stockholder’s and Registration Rights Agreement, all of which are referenced below, can be found in the section entitled “Certain Relationships and Related Person Transactions—Agreements with Enovis” in ESAB’s Information Statement, which is included as Exhibit 99.1 to Amendment No. 2 to ESAB’s Registration Statement on Form 10-12B/A (File No. 001-41297) filed with the Securities and Exchange Commission on March 17, 2022 (the “Information Statement”). These summaries are incorporated by reference into this Item 1.01 in their entirety.

Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth, among other things, the agreements between Enovis and ESAB regarding the principal transactions necessary to effect the Separation and the Distribution. It also sets forth other agreements that govern certain aspects of the Company’s ongoing relationship with ESAB after the completion of the Separation and the Distribution. The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Transition Services Agreement

The Transition Services Agreement sets forth the terms and conditions pursuant to which Enovis and its subsidiaries and ESAB and its subsidiaries will provide to each other various services on a transitional basis. The description of the Transition Services Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Transition Services Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Tax Matters Agreement

The Tax Matters Agreement governs the Company’s and ESAB’s respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and certain other matters regarding taxes. The description of the Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Employee Matters Agreement

The Employee Matters Agreement governs, among other things, the Company’s and ESAB’s compensation and employee benefit obligations with respect to the employees and other service providers of each company, and generally allocates liabilities and responsibilities relating to employment matters and employee compensation and benefit plans and programs. The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement filed as Exhibit 10.3 hereto and incorporated herein by reference.

Intellectual Property Matters Agreement

The Intellectual Property Matters Agreement sets forth the terms and conditions pursuant to which, among other things, Enovis and ESAB have granted each other a non-exclusive, royalty-free, fully paid-up, irrevocable, sublicenseable (subject to certain limitations) and worldwide license to use certain intellectual property rights retained by the other party. The term of the Intellectual Property Matters Agreement is perpetual. The description of the Intellectual Property Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Intellectual Property Matters Agreement filed as Exhibit 10.4 hereto and incorporated herein by reference.

EBS License Agreement

The EBS License Agreement sets forth the terms and conditions pursuant to which Enovis has granted ESAB a royalty-free, non-exclusive, worldwide and non-transferable license to use, solely in support of ESAB’s business, the “Enovis Growth Excellence Business System,” which ESAB intends to refer to as the ESAB Business Excellence System, or “EBX”. The description of the EBS License Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the EBS License Agreement filed as Exhibit 10.5 hereto and incorporated herein by reference.

Stockholder’s and Registration Rights Agreement

The Stockholder’s and Registration Rights Agreement (the “Registration Rights Agreement”) sets forth the terms and conditions pursuant to which ESAB has granted Enovis and its affiliates certain registration rights with respect to the shares of ESAB common stock owned by them. Upon the request of Enovis or certain subsequent transferees as further defined in the Registration Rights Agreement, ESAB will use its reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of ESAB common stock retained by Enovis. Under the Registration Rights Agreement, Enovis has agreed to vote any shares of ESAB common stock retained by Enovis immediately after the Distribution in proportion to the votes cast by ESAB’s other stockholders. In connection with such agreement, Enovis granted ESAB a proxy to vote the shares of ESAB common stock retained by Enovis in such proportion. The proxy will be automatically revoked as to a particular share upon any sale or transfer of such share from Enovis to a person other than Enovis, and neither the Registration Rights Agreement nor the proxy limits or prohibits any such sale or transfer. The description of the Registration Rights Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Registration Rights Agreement filed as Exhibit 10.6 hereto and incorporated herein by reference.

Credit Agreement

On April 4, 2022, the Company entered into a credit agreement (the “Credit Agreement”) by and among the Company, as the lead borrower, certain subsidiaries of the Company identified therein as guarantors, each of the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Citizens Bank, N.A., BNP Paribas, Bank of Montreal and Wells Fargo Bank, National Association, as co-syndication agents, and joint bookrunners and joint lead arrangers named therein. The Credit Agreement consists of a revolving credit facility that totals $900 million in commitments (the “Revolver”) and a term loan in an aggregate amount of $900 million (the “Term Loan”, and together with the Revolver, the “Facilities”). The Revolver includes a $50 million swingline loan sub-facility.

The initial credit extensions under the Facilities were made available to the Company substantially simultaneously with the closing of the Distribution. The Credit Agreement replaces the Company’s existing credit agreement dated as of December 17, 2018, as amended, which was terminated on April 4, 2022 with all indebtedness of the Company outstanding thereunder being repaid on such date with proceeds of the Term Loan and other funds of the Company. The Revolver will be used to provide funds for the Company’s ongoing working capital requirements and for general corporate purposes.

The Term Loan will bear interest, at the election of the Company, at either the base rate (as defined in the Credit Agreement) or at the term SOFR rate plus an adjustment (as defined in the Credit Agreement), in each case, plus the applicable interest rate margin. The Revolver will bear interest, at the election of the Company, at either the base rate or, in the case of loans denominated in dollars, the term SOFR rate plus an adjustment or the daily simple SOFR plus an adjustment, in the case of loans denominated in euros, the adjusted EURIBOR rate and, in the case of loans denominated in sterling, SONIA plus an adjustment (as all such rates are defined in the Credit Agreement), in each case, plus the applicable interest rate margin. Initially, the applicable interest rate margin will be 1.500% or, in the case of base rate loans, 0.500%, and in future quarters it may change based upon the Company’s total leverage ratio (ranging from 1.125% to 1.750% or in the case of the base rate margin, 0.125% to 0.750%). Each swing line loan denominated in dollars will bear interest at the base rate plus the applicable interest rate margin.

Certain U.S. subsidiaries of the Company have agreed to guarantee the obligations of the Company under the Credit Agreement.

The Credit Agreement contains customary covenants limiting the ability of the Company and its subsidiaries to, among other things, incur debt or liens, merge or consolidate with others, dispose of assets, make investments or pay dividends. In addition, the Credit Agreement contains financial covenants requiring the Company to maintain (i) a maximum total leverage ratio of not more than 4.50:1.00, with a step-down to, on the date on which the Company and its subsidiaries have transferred any retained shares of ESAB common stock to one or more unaffiliated third parties, 4.00:1.00, commencing with the fiscal quarter ending June 30, 2023, 3.75:1.00 and commencing with the fiscal quarter ending June 30, 2024, 3.50:1.00, and (ii) a minimum interest coverage ratio of 3.00:1:00. The Credit Agreement contains various events of default (including failure to comply with the covenants under the Credit Agreement and related agreements) and upon an event of default the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Term Loan and the Revolver.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Distribution Date, the Company completed the previously announced Separation of ESAB. Effective as of 11:58 p.m. Eastern Time on the Distribution Date, 90% of the outstanding common stock of ESAB was distributed, on a pro rata basis, to the Company’s stockholders of record as of the close of business on the Record Date, and the Company retained a 10% ownership interest in ESAB. On the Distribution Date, each of the stockholders of Enovis received one share of ESAB common stock for every three shares of Enovis common stock held by such stockholder on the Record Date. Enovis did not issue fractional shares of ESAB common stock in the Distribution. Any fractional share of ESAB common stock otherwise issuable to an Enovis stockholder was or will be sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment for the fractional share based on the stockholder’s pro rata portion of the net cash proceeds from sales of all fractional shares.

The Separation was completed pursuant to the Separation and Distribution Agreement. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K and the Separation and Distribution Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K are incorporated by reference in this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Credit Agreement included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On April 4, 2022, effective upon consummation of the Separation, each of Patrick W. Allender, Rhonda L. Jordan and Didier Teirlinck resigned from the board of directors of the Company (the “Board”) to serve on the board of directors of ESAB. Also, as previously announced, on March 31, 2022, Thomas S. Gayner resigned from the Board.

Director Appointments

In connection with the vacancies created by the director resignations and retirement, on April 4, 2022, effective upon consummation of the Separation, each of Barbara W. Bodem, Angela S. Lalor, Dr. Christine Ortiz and Brady R. Shirley were appointed by the Board to serve as directors of the Company. Effective as of April 4, 2022, the committees of the Board were comprised of the following members:

Committee	Members
Audit Committee	A. Clayton Perfall (Chair) Barbara W. Bodem Philip A. Okala Sharon Wienbar

Nominating and Corporate Governance Committee	Rajiv Vinnakota (Chair) Liam J. Kelly Dr. Christine Ortiz

Compensation and Human Capital Management Committee	Sharon Wienbar (Chair) Rajiv Vinnakota Angela S. Lalor

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 4, 2022, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to (i) change its corporate name from “Colfax Corporation” to “Enovis Corporation” (the “Name Change”) and (ii) effect the one-for-three reverse stock split of the Company’s common stock (the “Reverse Stock Split”), effective as of 11:59 p.m. Eastern Time on the Distribution Date. Additionally, the board of directors of Enovis adopted the Amended and Restated Bylaws (the “Bylaws”) to reflect the Name Change, effective as of 11:59 p.m. Eastern Time on the Distribution Date. The foregoing descriptions of these amendments are not complete and are subject to, and qualified in their entirety by, the complete text of the Charter Amendment and the Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and incorporated by reference in this Item 5.03.

The new CUSIP number for the Common Stock of the Company is 194014 502. Shares of the Company’s common stock will continue to trade on the NYSE, but under the new ticker symbol “ENOV” beginning on April 5, 2022.

Item 8.01	Other Events.

On April 5, 2022, the Company issued a press release announcing the completion of the Separation and Distribution, the completion of the Reverse Stock Split, and the Name Change. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

On April 7, 2022, the Company completed the previously announced redemption of €350 million principal amount representing all of its outstanding 3.250% Senior Notes due 2025 (ISIN Numbers XS1599407217, XS1599406839) (the “2025 Notes”) at a redemption price of 100.813% of the principal amount, and $300 million principal amount representing all of its outstanding 6.375% Senior Notes due 2026 (the “2026 Notes”) at a redemption price of 103.188% of the principal amount, in each case with the proceeds from the completion of the Separation on April 4, 2022.

The 2025 Notes redeemed were governed by that certain indenture, dated as of April 19, 2017 (as amended or supplemented from time to time, the “2017 Indenture”), among the Company, the subsidiary guarantors party thereto, Deutsche Bank AG, London Branch, as paying agent, Deutsche Bank Luxembourg S.A., as transfer agent, authenticating agent and registrar and Deutsche Trustee Company Limited, as trustee. The 2026 Notes redeemed were governed by that certain indenture, dated as of February 5, 2019, between CFX Escrow Corporation and Wilmington Trust, National Association, as trustee, paying agent, registrar and transfer agent, as supplemented by the First Supplemental Indenture thereto, dated as of February 22, 2019, and the Second Supplemental Indenture thereto, dated as of January 27, 2021 (the “2019 Indenture”). As of April 7, 2022, each of the 2017 Indenture and the 2019 Indenture has been satisfied and discharged.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

Enovis Corporation’s unaudited pro forma condensed consolidated financial statements and related notes thereto, giving effect to the Separation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated April 4, 2022, between Enovis Corporation and ESAB Corporation

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Enovis Corporation

3.2	Amended and Restated Bylaws of Enovis Corporation

10.1	Transition Services Agreement, dated April 4, 2022, between Enovis Corporation and ESAB Corporation

10.2	Tax Matters Agreement, dated April 4, 2022, between Enovis Corporation and ESAB Corporation

10.3	Employee Matters Agreement, dated April 4, 2022, between Enovis Corporation and ESAB Corporation

10.4	Intellectual Property Matters Agreement, dated April 4, 2022, between Enovis Corporation and ESAB Corporation

10.5	EBS License Agreement, dated April 4, 2022, between Enovis Corporation and ESAB Corporation

10.6	Stockholder’s and Registration Rights Agreement, dated April 4, 2022, between Enovis Corporation and ESAB Corporation

10.7	Credit Agreement, dated April 4, 2022, by and among Enovis Corporation, as the lead borrower, certain subsidiaries of the Enovis Corporation identified therein as guarantors, each of the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Citizens Bank, N.A., BNP Paribas, Bank of Montreal and Wells Fargo Bank, National Association, as co-syndication agents, and joint bookrunners and joint lead arrangers named therein

99.1	Press Release of Enovis Corporation, dated April 5, 2022

99.2	Unaudited pro forma condensed consolidated financial statements of Enovis Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2022

ENOVIS CORPORATION

By:	/s/ Christopher M. Hix
	Name:	Christopher M. Hix
	Title	Executive Vice President and Chief Financial Officer